EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2015 Annual Report to Shareholders, which is incorporated by reference in United States Cellular Corporation's Annual Report on Form 10‑K for the year ended December 31, 2015.

/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois

May 20, 2016